UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011 (April 28, 2011)

 GLOBAL CORNERSTONE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	66-0758906
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue 28 th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 822-8165

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On April 28, 2011, Global Cornerstone Holdings Limited (the “Company”) announced that Citigroup Global Markets Inc. (“Citi”), the representative of the underwriters of the Company’s initial public offering, has informed the Company that as of April 29, 2011, the holders of the Company’s units (the “Units”) may elect to separately trade the ordinary shares and warrants included in the Units.  Each Unit consists of one ordinary share, of no par value, and one warrant to purchase one ordinary share.  Those Units not separated will continue to trade on the Over-The-Counter Bulletin Board under the symbol “GCRSF” and each of the underlying ordinary shares and the warrants will trade on the Over-The-Counter Bulletin Board under the symbols “GHCSF” and “GHBSF”, respectively.  Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into ordinary shares and warrants.

As a result of Citi electing to not exercise the over-allotment option in connection with the Company’s initial public offering, on April 28, 2011, the Company’s sponsor, Global Cornerstone Holdings LLC, forfeited 263,414 ordinary shares of the Company and as a result, there are 9,756,098 ordinary shares of the Company issued and outstanding as of the date of this report.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Exhibit Number	Description
99.1	Press Release dated April 28, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2011	GLOBAL CORNERSTONE HOLDINGS LIMITED

	By:	/s/ James D. Dunning, Jr.
Name: James D. Dunning, Jr.
Title: Chief Executive Officer